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                                                                    Exhibit 3(b)
                                   BYLAWS OF
                      MITCHELL ENERGY & DEVELOPMENT CORP.
                             (A Texas Corporation)

                                   ARTICLE I
                            Meetings of Stockholders

         Section 1. Annual Meeting. The annual meeting of the stockholders of MITCHELL ENERGY & DEVELOPMENT CORP. (the "Corporation") for the election of directors and for the transaction of the last Wednesday in June in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday.

         Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the holders of at least ten percent (10%) of the outstanding stock entitled to be voted at such meeting, by the Board of Directors, by the Chairman of the Board or by the President.

         Section 3. Notice of Meetings. Written or printed notice of the place, day and hour of the meeting and, in the case of a special meeting or where otherwise required by the Texas Business Corporation Act, the purpose or purposes thereof, shall be given personally or by mail in a postage prepaid envelope to each stockholder entitled to vote at such meeting, not less than ten or more than fifty days before the date of such meeting, and, if mailed, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with
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the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board shall fix after the adjournment a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 4. Place of Meetings. Meetings of the stockholders may be held at such place, within or without the state of Texas, as the Board of Directors or the officer calling the same shall specify in the notice of such meeting, or in a duly executed waiver of notice thereof.

         Section 5. Quorum. At the meetings of the stockholders the holders of a majority of the shares of stock of the Corporation





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issued and outstanding and entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of any business, except when stockholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class shall be present in person or by proxy, or except as otherwise provided by statute or in the Articles of Incorporation. In the absence of a quorum, the holders of a majority of the votes of the shares of stock present in person or by proxy are entitled to vote, or if no stockholder entitled to vote is present, then any officer of the Corporation may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

         Section 6. Organization. At each meeting of the stockholders the Chairman of the Board, or in his absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, a Vice President, or in the absence of all of the foregoing, any person chosen by a majority of those stockholders present, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, the Assistant Secretary or any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

         Section 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.





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         Section 8.  Voting.  Except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation as permitted by the Texas Business Corporation Act, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name on the record of stockholders of the corporation on the date fixed by the Board as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or if such record date shall not have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; or each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Except as otherwise provided by statute, these Bylaws, or the Articles of Incorporation, any corporate action to be taken by vote of the stock-





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holders shall be authorized by a majority of the total votes, or when stockholders are required to vote by class by a majority of the votes of the appropriate class, cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         Section 9. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the registered office of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 10. Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall





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not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

         Section 11. Consent of Stockholders in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders can be dispensed with if all of the stockholders who would have been entitled to vote





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upon the action if such meeting were held shall consent in writing to such corporate action being taken.

         Section 12. Notice of Stockholder Business: At an annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 12. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than twenty (20) days nor more than sixty (60) days prior to the meeting; provided, however, that in the event that less than thirty (30) days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting the following information: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Corporation's books, of the





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stockholder proposing such business; (c) the number of shares of the
Corporation which are beneficially owned by the stockholder; and (d) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this
Section 12. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 12; and if he should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, a stockholder seeking to have a proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision.)

         Section 13. Notice of Stockholder Nominees: Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or
(ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 13. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed





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and received at the principal executive offices of the Corporation not less than twenty (20) days nor more than sixty (60) days prior to the meeting; provided, however, that in the event that less than thirty (30) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and
(ii) the number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in





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accordance with the procedures set forth in these Bylaws.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws; and if he should so determine, he shall so declare to the meeting, and the defective nomination shall be disregarded.

                                   ARTICLE II
                               Board of Directors

         Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Articles of Incorporation directed or required to be exercised or done by the stockholders.

         Section 2. Number, Qualifications, Election and Term of Office. The number of directors of the Corporation shall be thirteen but the Board of Directors may by resolution increase or decrease the number of directors, but in no event shall the number be less than three nor shall such increase have the effect of shortening the term of any incumbent director. All of the directors shall be of full age. No no-employee of the Company may be elected a director if he or she has reached the age 72 during the year of his or her election; provided, however, that until the annual stockholders' meeting in the year 2000, any individual who is as of October 19, 1994 an outside (i.e., non-employee) director





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may be re-elected as a director so long as he will not reach the age 75 during the year of re-election. Directors need not be stockholders nor residents of the State of Texas. Except as otherwise provided by statute or these Bylaws, the directors shall be elected at the annual meeting of the stockholders for the election of directors at which a quorum is present, and the persons receiving a plurality of the votes cast at such election shall be elected.
Each director shall hold office until the next annual meeting of the stockholders and until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall have resigned, or have been removed as hereinafter provided in these Bylaws, or as otherwise provided by statute or the Articles of Incorporation.

         Section 3. Place of Meetings. Meetings of the Board may be held at such place, within or without the state of Texas, as the Board may from time to time determine or as shall be specified in the notice or waiver of notice of such meeting.

         Section 4. First Meeting. The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of Texas) which shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article II.





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         Section 5.  Regular Meetings.  Regular meetings of the Board shall be held at such time and place as the Board may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or these Bylaws.

         Section 6. Special Meetings. Special meetings of the Board may be called by three or more directors of the Corporation or by the Chairman of the Board or President.

         Section 7. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place (within or without the state of Texas) of the meeting. Notice of each such meeting shall be delivered to each director either personally or by telephone, telegraph, cable or wireless, at least twenty-four hours before the time at which such meeting is to be held or by first-class mail, postage prepaid addressed to him at his residence, or usual place of business, at least three days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to





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him.  Except as otherwise specifically required by these Bylaws, a notice or waiver of notice of any regular or special meeting need not state the purposes of such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meetings.

         Section 8. Quorum and Manner of Acting. A majority of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute or the Articles of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat, or if no director be present, the Secretary, may adjourn such meeting to another time and place, or such meeting, unless it be the first meeting of the Board, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Article III of these Bylaws, the directors shall act only as a Board and the individual directors shall have no power as such.

         Section 9. Organization. At each meeting of the Board, the Chairman of the Board (or, in his absence or inability to act, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present) shall act as





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chairman of the meeting and preside thereat.  The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

         Section 10. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board or Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 11. Vacancies. Vacancies may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall be elected for the unexpired term of their predecessors in office. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose. A directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the stockholders; provided that the Board of Directors may not fill





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more than two such directorships during the period between any two successive annual meetings of stockholders.

         Section 12. Removal of Directors. Except as otherwise provided in the Articles of Incorporation or in these Bylaws, any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the votes of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for the purpose, or by the affirmative vote of a majority of the entire Board given at a special meeting of the Board called and held for the purpose; and the vacancy in the Board caused by any such removal may be filled by such stockholders or Board, as the case may be, as in these Bylaws provided for the filling of vacancies. The powers conferred upon the stockholders and the Board of the Corporation in this Section 12 shall be in addition to the powers conferred upon either of them by law and the Articles of Incorporation.

         Section 13. Compensation. The Board shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 14. Dividends. The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares subject to the provisions of the Texas Business





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Corporation Act, and the Articles of Incorporation.  Subject to the provisions of the laws of the State of Texas, and to the Articles of Incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for payment of dividends shall be declared in dividends and paid to the stockholders, the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and the Board of Directors may fix a sum which may be set aside or reserved over and above the capital paid into the Corporation as working capital for the Corporation or as a reserve for any proper purpose, and from time to time may increase, diminish and vary the same in its absolute judgment and discretion.

         Section 15. Interest of Directors in Contracts. No contract or other transaction between the Corporation and any firm of which one (1) or more of its directors are members or employees, or in which they are otherwise pecuniarily interested, or between the Corporation and any corporation or association in which one (1) or more of its directors are stockholders, members, directors, officers or employees, or in which they are otherwise interested, shall be void or voidable by reason of such directorship in this Corporation or such interest in such other firm, corporation or association, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of this





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Corporation which acts upon or in reference to such contract or transaction, and notwithstanding his or their participation in such action, if (1) the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve or ratify such contract or transaction by vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority necessary to carry such vote, or if (2) the fact of such interest shall be disclosed or known to the stockholders and the stockholders, by written consent or by vote of holders of record of a majority of all the outstanding shares of stock entitled to vote shall authorize, approve or ratify such contract or transaction, nor shall any director be liable to account to this Corporation for any profits realized by or from or through any such transaction or contract of the Corporation so authorized, ratified or approved by reason of such directorship or interest. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner permitted by law. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

         Section 16. Other Powers Not Reserved To Stockholders. In addition to the powers and authority expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such





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powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. Without prejudice to such general powers and the other powers conferred by statute, by the Articles of Incorporation and by these Bylaws, it is hereby expressly declared that the Board of Directors shall have the following powers, that is to say:

                 1. To purchase, or otherwise acquire for the Corporation, any property or rights, or privileges which the Corporation is authorized to acquire, at such price or consideration and generally on such terms and conditions as they may think fit; at their discretion to pay therefor either wholly or partly in money, stock, bonds, debentures or other securities of the Corporation.

                 2. To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effect the same.

                 3. To appoint any person or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation, or in which it is interested, or for any other purpose, and to execute such deeds and do all things requisite in relation to any such trust.

                 4.  To fix, from time to time, the amount of profits





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         of the Corporation to be reserved as working capital or for any other lawful purpose.

                 5. To establish bonus, profit-sharing, or other types of incentive or compensation plans for the employees (including officers and directors) of the Corporation, and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amount of their respective participations.

                 6. To enter into contracts of employment, which contracts may be for a term longer than that for which the directors are elected.

         Section 17. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any executive committee thereof may be taken without a meeting if all members of the Board of Directors or executive committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or executive committee.

                                  ARTICLE III
                         Executive and Other Committees

         Section 1. Executive and Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may





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designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence of disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep minutes of its proceedings and shall report such minutes to the Board when required. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

         Section 2. General. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Article II, Section 7. The Board shall have any power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of





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the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

                                   ARTICLE IV
                                    Officers

         Section 1. Number and Qualifications. The officers of the Corporation shall include the Chairman of the Board, the Vice Chairman of the Board, the President, one or more Vice Presidents (two of whom may be designated Executive Vice President and one or more of whom may be designated Senior Vice President), the Treasurer, Controller, and the Secretary. Any two or more offices may be held by the same person except that the same person shall not hold the office of President and Secretary or Assistant Secretary. Such officers shall be elected from time to time by the Board, each to hold office until the meeting of the Board following the next annual meeting of the stockholders or until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these Bylaws. The Board may from time to time elect, or the Chairman of the Board or the President may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers), and such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.





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         Section 2.  Resignations.  Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3. Removal. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board at any meeting of the Board. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

         Section 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these Bylaws for the regular election or appointment to such office.

         Section 5. The Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and shall have the general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed. He shall, if present, preside at each meeting of the stockholders and of the Board and shall be an ex officio member of all committees of the Board. He shall perform all duties incident to the office of Chairman of the Board and chief executive officer and such other duties as may from time to time be assigned to him by the Board.

         Section 5(a).  The Vice Chairman of the Board.

         (1) The Vice Chairman of the Board shall be the acting chief executive officer of the Corporation in the absence or inability to act of the Chairman of the Board, and, while so acting, shall have all the duties, powers and authority vested in the Chairman under these Bylaws and under the laws of the State of Texas. In addition to such duties, he shall perform such other duties as may from time to time be assigned to him by the Board.

         (2) The Vice Chairman of the Board shall be the acting chief operating officer of the Corporation in the absence of or inability to act of the President, and while so acting, shall have all the duties, powers and authority vested in the President under these Bylaws and under the laws of the State of Texas.

         Section 6. President. The President shall be the chief operating officer of the Corporation, and, in the absence of the Chairman and Vice Chairman of the Board, shall preside at all meetings of the stockholders and of the Board of Directors. He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, and affairs of the Corporation. He may appoint officers, agents, or employees other than those appointed by the Board of Directors. He may sign, execute, and deliver in the name of the Corporation powers of attorney, contracts, bonds, guaranties, and other obligations of the Corporation. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

         Section 7. Vice Presidents. The Executive Vice President shall possess the power and may perform the duties of the President in the absence or disability of the President, Chairman and Vice Chairman, and shall exercise such duties as customarily pertain to the office of Executive Vice President. The Executive Vice President may sign, execute, and deliver in the name of the Corporation powers of attorney, contracts, bonds, guaranties, and other obligations of the Corporation and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

         Each Senior Vice President shall exercise such duties as customarily pertain to the office of Senior Vice President. Each Senior Vice President may sign, execute, and deliver in the name of the Corporation powers of attorney, contracts, bonds, guaranties, and other obligations of the Corporation and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

         Each other Vice President shall perform such duties as may be prescribed from time to time by the Board of Directors, any superior officer of the Corporation or by the Bylaws.

         Section 8. The Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursements of Corporate funds. He shall have such further powers and duties as may be conferred upon him from time to time by the President or the

Board of Directors.

         Section 9. The Controller. The Controller shall be the chief accounting officer of the Corporation and shall maintain adequate records of all assets, liabilities and transactions of the Corporation; he shall establish and maintain internal accounting control and, in cooperation with the independent public accountants selected by the Board, shall supervise internal auditing. He shall have such further powers and duties as may be conferred upon him from time to time by the President or the Board of Directors.

         Section 10.  The Secretary.  The Secretary shall:

                 (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;

                 (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

                 (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

                 (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

                 (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the President.

         Section 11. Officers' Bonds or Other Security. If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

         Section 12. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board; provided, however, that the Board may delegate to the Chairman of the Board or the President the power to fix the compensation of officers and agents appointed by the Chairman of the Board or the President, as the case may be. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to him.

                                   ARTICLE V
                   Indemnification and Liability of Directors

         Section 1. Indemnification. The Corporation shall to the fullest extent permitted by statute indemnify any and all persons whom it shall have power to indemnify, including any person who may have served at the request of the Corporation as a director or officer of any other company in which the Corporation owns shares or of which it is a creditor, against any and all costs and expenses, including the fees of Counsel, reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding in which he may be for any reason involved by reason of his being or having been a director or officer of the Corporation, or by reason of his serving or having served at the request of the Corporation as an officer or director of another company as aforesaid, such expense to include the cost of the reasonable settlements (other than amounts to be paid to the Corporation itself), made with the view to curtailment of costs of litigation. The Corporation shall not, however, indemnify any officer or director with respect to matters as to which he shall be finally adjudged in any such action, suit or proceeding, to have been derelict in the performance of his duties as such director or officer, unless the Corporation shall have received an opinion of independent legal counsel that the officers or directors being sued acted in good faith and in a manner he reasonably believed to be in or not opposed to the interest of the Corporation, and in respect of any criminal action, reasonably believed that his conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the director, officer or representative did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; and in respect of any criminal action or proceeding, did not reasonably believe that his conduct was lawful. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer shall be entitled as a matter of law. Provisions of this Section shall not be modified or repealed except by affirmative vote of a majority of the issued and outstanding voting shares of the Corporation.

         Section 2. Liability of Directors in Certain Cases. A director shall not be liable for his acts as such if he is excused from liability under Section B, Section C or Section D, of Article 2.41, of the Texas Business Corporation Act; and, in addition, to the fullest extent permitted by said Act, each officer or director or member of any corporate committee shall, in the discharge of any duty imposed or power conferred upon him by the Corporation, be fully protected if, in the exercise of ordinary care, he acted in good faith and in reliance upon the written opinion of an attorney for the Corporation, the books of account or reports made to the Corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by such committee, or in reliance upon other records of the Corporation.

         Section 3. Ratification by Stockholders or Directors of Certain Acts. The directors in their discretion may submit any contract or act for approval or ratification at any stockholders' meeting, and any contract or act that shall be approved or be ratified by the vote of a majority of the shares represented in person or by proxy at such stockholders' meeting at which there is a quorum, shall be as valid and binding upon the Corporation and upon all the stockholders as if it had been approved or ratified by every stockholder; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed to invalidate in any way the same or deprive the Corporation, its directors, officers or employees of any of its or their rights to proceed with such transaction, contract or act.

         Any transaction questioned in any stockholder's derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified, unless prohibited by law, before or after judgment, by the Board of Directors or by the stockholders and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

         Section 4. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, or other enterprise or employee benefit plan, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power or authority to indemnify him against that liability under Article 2.01-1 of the Texas Business Corporation Act (as same may hereafter be amended) or under these Bylaws.

                                   ARTICLE VI
                 Contract, Checks, Drafts, Bank Accounts, Etc.

         Section 1. Execution of Contracts. (a) Except as otherwise required by statute, the Articles of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Unless authorized by the Board or expressly permitted by these Bylaws, an officer or agent or employee shall not have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

         (b) No contract or other instrument executed and delivered in the name and on behalf of the Corporation except instruments affecting real property, shall be required to be attested to or signed by the Secretary or an Assistant Secretary, or have the corporate seal affixed thereto, unless otherwise required by statute, the Articles of Incorporation or these Bylaws.

         Section 2.  Loans.  Unless the Board shall otherwise determine, either
(a) the Chairman of the Board, the President, the Executive Vice President, or the Senior Vice President-Financial, singly, or (b) any two Vice Presidents, jointly, or (c) a Vice President, together with the Treasurer, may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation, except when authorized by the Board.

         Section 3. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board.

         Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation, or in such other manner as the Board may determine by resolution.

         Section 5. General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

         Section 6. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President, or a Vice President may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled or cast as the holder of stock or other securities in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                  ARTICLE VII
                                  Shares, Etc.

         Section 1. Stock Certificates. Each holder of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the Corporation owned by him. The certificates representing shares of stock shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or is registered by a registrar other than the Corporation or one of its employees, the signature of the officers of the Corporation upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificates shall be issued, they may, nevertheless, be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

         Section 2. Books of Account and Record of Stockholders. The books and records of the Corporation may be kept at such places within or without the State of Texas as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

         Section 3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney, duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

         Section 4. Regulations. The Board may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

         Section 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen, or destroyed or which shall have been mutilated and the Board may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Texas.

         Section 6. Stockholder's Right of Inspection. Any person who shall have been a stockholder of record of the Corporation for at least six months immediately preceding his demand, or any person holding, or thereunto authorized by the holders of, at least five percent of the outstanding shares of stock of the Corporation, shall, in person or by attorney or other agent, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Texas or at its principal place of business.

         Section 7. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date which shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         Section 8. Restrictions on Transferability. The Board of Directors shall have the authority to impose restrictions on the sale or other disposition of the Corporation's shares and on the transfer thereof, which do not unreasonably restrain or prohibit transferability, and the Board of Directors is authorized to enter into buy and sell agreements with respect to shares of stock sold to employees and key management personnel of the Corporation, reserving the right to the Corporation to reacquire and repurchase said shares in the event the employee ceases to be employed by the Corporation, in the event of the employee's death and in the event the employee wishes to dispose of his shares while still an employee and the Board of Directors is authorized to enter into stock repurchase agreements with its shareholders imposing reasonable restrictions on the sale and transfer of all shares of stock of the Corporation.

                                  ARTICLE VIII
                                    Offices

         Section 1. Registered Office. Until changed by the Board of Directors, the registered office of the Corporation in the State of Texas shall be 2002 Timberloch Place, The Woodlands, Texas 77380.

         Section 2. Other Offices. The Corporation may also have an office or offices other than said principal office at such place or places, either within or without the State of Texas, as the Board shall from time to time determine or the business of the Corporation may require.

                                   ARTICLE IX
                                  Fiscal Year

         The fiscal year of the Corporation shall be determined by the Board. Until changed by the Board, the fiscal year shall be from February 1st of each year until January 31st of the following year, both dates inclusive.

                                   ARTICLE X
                                      Seal

         The Corporate Seal of the Corporation shall consist of a circular design having the corporate name of the Corporation engraved on the margin thereof, so as to make an impression similar to that affixed hereto for identification, and in the center shall be a five (5) pointed star.

                                   ARTICLE XI
                                   Amendments

         These Bylaws may be amended or repealed, or new Bylaws may be adopted, at any annual or special meeting of the stockholders, by a majority of the total votes of the stockholders or when stockholders are required to vote by class by a majority of the appropriate class, present in person or represented by proxy and entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in these Bylaws, which notice shall mention that amendment or repeal of these Bylaws, or the adoption of new Bylaws, is one of the purposes of such meeting. These Bylaws may also be amended or repealed, or new Bylaws may be adopted, by the Board of Directors at any meeting thereof; provided, however, that notice of such meeting shall have been given as provided in these Bylaws, which notice shall mention that amendment or repeal of the Bylaws, or the adoption of new Bylaws, is one of the purposes of such meetings; and provided, further, that Bylaws adopted by the Board of Directors may be amended or repealed by the stockholders as hereinabove provided.

                                  ARTICLE XII
                            Miscellaneous Provisions

         Section 1. Persons and Numbers. Wherever appropriate in the construction of these Bylaws, pronouns of the masculine gender shall include persons of the female sex; the singular number shall include the plural, and the plural the singular.

         Section 2. Section Headings. The headings or captions of the Articles and Sections of these Bylaws are inserted for convenience of reference only and shall not be deemed to be a part hereof or used in the construction or interpretation hereof.

         Section 3. Construction and Interpretation. The place of these Bylaws, their status and their forum, shall be at all times in the State of Texas; and these Bylaws shall be governed by the laws of the State of Texas as to all matters relating to their validity, construction and interpretation. In the event that any court of competent jurisdiction shall adjudge to be invalid or unlawful any clause, sentence, paragraph, sub-section, section or article of these Bylaws, such judgment or decree shall not affect, impair, invalidate or nullify the remainder of these Bylaws, or any other provision hereof, but the effect of such judgment or decree shall be confined to the clause, sentence, paragraph, sub-section, section or article so adjudged to be invalid or unlawful.